UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2018 (May 10, 2018)

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01.	NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

On May 3, 2018 National Bankshares, Inc. (“Company”) was informally notified by The NASDAQ Stock Market, LLC (“NASDAQ”) that the Company had failed to comply with NASDAQ’s audit and compensation committee requirements under Listing Rules 5605(c)(2) and 5605 (d)(2) as a result of the appointment of James G. Rakes, the Company’s former Chief Executive Officer to the Company’s Audit and Compensation Committees. NASDAQ’s listing standards require these Committees to be comprised solely of “independent” directors. Mr. Rakes is not considered “independent” under NASDAQ’s listing standards due to his recent retirement on August 31, 2017. The Company promptly corrected this inadvertent violation and Mr. Rakes resigned from those Committees on May 3, 2018, the same day it received the informal notice from NASDAQ.

On May 10, 2018 the Company received notification from NASDAQ that, subject to this disclosure, NASDAQ considers this matter closed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: May 14, 2018

By: /s/ F. BRAD DENARDO
F. Brad Denardo President and CEO

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